UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 17, 2006 (October 31, 2006)

DataLogic International, Inc.

(Exact name of registrant as specified in its charter)

Delaware

Delaware                                          0-30382                                    33-0755473

(State or other jurisdiction of incorporation)  (Commission File Number) (I.R.S. Employer Identification No.)

2222 Michelson Dr., Suite 617, Irvine, California 92612

(Address of principal executive offices)

(949) 260-0120

(Registrant's telephone number)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On October 31, 2006, DataLogic International, Inc. (“DataLogic”) entered into Amended and Restated Secured Term Note with Laurus Master Fund, Ltd. (“Laurus”).  Pursuant to Amended and Restated Secured Term Note, DataLogic will be obligated to make monthly principal payments of $25,000 per month beginning January 1, 2007 and increasing to $50,000 per month beginning July 1, 2007 through maturity at December 31, 2008.  As of October 31, 2006, DataLogic had $1,364,976 principal amount outstanding under the Secured Term Note.

In connection with the restructuring of the Secured Term Note, Laurus withdrew its notice of default by DataLogic and released the hold it had placed on DataLogic’s accounts receivable “lockbox” account.

Item 3.02.  Unregistered Sales of Equity Securities

On October 31 2006, DataLogic closed on $412,500 in gross proceeds from a private placement of its 10% secured convertible promissory notes and common stock purchase warrants to purchase 20,625,000 shares of DataLogic common stock.

The secured convertible promissory notes pay interest at the rate of 10% per annum, are due October 31 2008, begin amortization of principal on February 15, 2007, are secured by all of the assets of DataLogic and are convertible into DataLogic common stock at an initial conversion price of $0.02 per share.  The common stock purchase warrants have an exercise price of $0.04 per share.  The warrants will be exercisable for a three-year period beginning on the date a resale registration statement for the shares underlying the secured convertible promissory notes and warrants is declared effective by the Securities and Exchange Commission (the “SEC”).  The private placement of notes and warrants was offered and sold solely to accredited investors in reliance on the exemption from registration provided by Rule 506 of Regulation D under the Securities Act of 1933, as amended.

As a result of the private placement and pursuant to the terms of "most favored nations" rights granted to investors in DataLogic’s May 2006 private placement, DataLogic expects to issue up to an additional $2,450,000 principal amount of secured convertible promissory notes and warrants to purchase 122,500,000 shares of DataLogic common stock to its May 2006 private placement investors in exchange for up to 8,125,000 shares of DataLogic common stock issued in the May 2006 private placement.  DataLogic will receive no additional proceeds from the exchange.

In the transaction, an officer and director of DataLogic also agreed to exchange a $300,000 promissory note payable by a DataLogic subsidiary for $300,000 principal amount of secured convertible promissory notes and warrants to purchase 15,000,000 shares of DataLogic common stock.  DataLogic will receive no additional proceeds from the exchange.

Midtown Partners & Co., LLC, a NASD member firm, acted as the sole placement agent in the private placement. In connection with the private placement, DataLogic paid to Midtown Partners consideration consisting of (a) a cash sales commission (including a non-accountable expense allowance) of $33,000 (representing 8% of the gross proceeds raised in the private placement), (b) warrants to purchase 1,650,000 shares of common stock (representing 8% of the aggregate number of shares of common stock issuable upon conversion of the secured convertible promissory notes sold in the private placement), with each warrant having an exercise price of $0.02 per share, and (c) warrants to purchase 1,650,000 shares of common stock (representing 8% of the aggregate number of shares of common stock underlying the common stock purchase warrants sold in the private placement), with each warrant having an exercise price of $0.04 per share.  Each of the warrants issued to Midtown Partners is exercisable for a three-year period beginning on the date a resale registration statement for the shares underlying the secured convertible promissory notes and warrants is declared effective by the Securities and Exchange Commission.  DataLogic also agreed to pay legal fees in the amount of $25,000 to legal counsel for the investors in the private placement.

Under the terms of the financing, DataLogic has agreed to use best efforts to obtain stockholder approval to (i) increase the DataLogic’s authorized shares of its common stock to a number that is not less than 100% of the maximum number of shares of common stock which would be issuable upon conversion of the secured convertible promissory notes and exercise of the warrants, and (ii) effect a reverse stock split so that its common stock is quoted on the OTC Bulletin Board at a price per share of not less than $1.00 immediately following the reverse stock split.

DataLogic also agreed to prepare and file a resale registration statement with the SEC for the shares sold in the private financing and the shares underlying the warrants. Specifically, DataLogic is obligated to (a) file a registration statement with the SEC on or before February 15, 2007, and (b) use its best efforts to have the registration statement declared effective not later than May 16, 2007 (or by June 15, 2007 if the registration statement receives a full review by the SEC). If the registration statement is not filed or declared effective within these time frames, the investors will be entitled to monetary liquidated damages equal to 1.0% of the total amount invested by such investor in the private placement, plus an additional 1.0% liquidated damages for each 30-day period thereafter, up to a maximum liquidated damages amount of not more than 9% of the amount invested by each investor. DataLogic is obligated to maintain the effectiveness of the registration statement for up to two years.

DataLogic also granted the investors in the private placement "most favored nations" rights. Specifically, during the 12-month period after the closing of the private placement, if DataLogic or a subsidiary consummates another financing of common stock, common stock equivalents or debt securities, the investors will have the right to exchange any remaining shares that they purchased in the private placement for the securities offered in the new financing.

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On October 31, 2006, Derek K. Nguyen resigned as a member of DataLogic’s Board of Directors.  Mr. Nguyen’s resignation was not because of a disagreement with DataLogic, on any matter relating to its operations, policies, or practices.  He will continue to serve as DataLogic’s Chief Information Officer.

On October 31, 2006, DataLogic’s Board of Directors appointed Alexander Kreger as a member of the Board of Directors to fill the vacancy resulting from Mr. Nguyen’s resignation.  Mr. Kreger has been President of Kreger Trucking Renting Co., Inc. since 1999.  He is director or officer of several leading truck rental and leasing trade associations, including the Truck Leasing and Renting Association, the American Truck and Leasing Association and the New York Car and Truck Leasing Association. Mr. Kreger received a B.S. in Economics from the University of Pennsylvania, Wharton School of Business.  He also serves as Chairman of the Board of Directors of Precision Aerospace Components, Inc. a publicly traded company.

Item 8.01.  Other Events

DataLogic issued a press release describing the transaction described in this Report on November 14, 2006, a copy of which is included as an Exhibit to this Report.

Item 9.01.  Financial Statements and Exhibits

Exhibit No.

Description

10.1

Amended and Restated Secured Term Note with Laurus Master Fund, Ltd.

10.2

Form of Note and Warrant Purchase Agreement for November 2006 Private Placement

10.3

Form of Secured Convertible Promissory Note for November 2006 Private Placement

10.4

Form of Common Stock Purchase Warrant for November 2006 Private Placement

10.5

Registration Rights Agreement for November 2006 Private Placement

10.6

Security Agreement for November 2006 Private Placement

10.7

Form of Common Stock Purchase Warrant issued to Midtown Partners

99.1

Press Release, dated November 14, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 17, 2006

DATALOGIC INTERNATIONAL, INC.

a Delaware corporation

By: /s/ Keith C. Moore

Name: Keith C. Moore

Title: Chief Executive Officer

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